Exhibit 15.1

[LETTERHEAD OF SMYTHE CPA]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the heading “Statements by Experts” in this Registration Statement on Form 20-F/A of RewardStream Solutions Inc. and to the use of our reports dated December 9, 2015 and December 18, 2014. Our report dated December 9, 2015 was with respect to the statements of financial position of RewardStream Solutions Inc. as at September 30, 2015 and 2014 and the statements of operations and comprehensive loss, changes in equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information. Our report dated December 18, 2014 was with respect to the statements of financial position of RewardStream Inc. as at September 30, 2014 and 2013 and the statements of operations and comprehensive income (loss), changes in equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

/s/ Smythe LLP
Chartered Professional Accountants

Vancouver, Canada
October 17, 2016